UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 7, 2006
Date of Report (Date of earliest event reported)

Largo Vista Group, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-30426	76-0434540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4570 Campus Drive, Newport Beach, CA 92660
(Address of Principal Executive Offices) (Zip Code)

949 252-2180
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 is hereby incorporated into Item 1.01 by reference.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2006, Albert Figueroa resigned as registrant’s Chief Financial Officer. At the same time, Denise Deng was appointed as registrant’s Chief Financial Officer.

Ms. Deng, registrant’s new Chief Financial Officer, has over nine (9) years of diverse financial management experience. For the nine (9) years, she has held a variety of financial planning and analysis, accounting. Ms. Deng majored in accounting and obtained the qualification of accounting profession from Henan Finance Institute in China. She graduated from Normal University of Center of China as a Major in Enterprises Management. Ms. Deng has been involved with Largo Vista Group, Ltd. since 1999 and started working as Financial Manager of Kunming Xinmao Petrochemical Industry Co., Ltd. and created the accounting system. Currently, Ms. Deng is the General Manager of Zunyi Jiahong Gas Company, Ltd. (for Largo Vista Group) and has created a new management system for the business. The company is satisfied with her work and believes that Ms. Deng will be a good Chief Financial Officer.
Registrant and Ms. Deng have entered into an Employment Agreement dated as of September 15, 2006 pursuant to which Ms. Deng will serve as registrant’s Chief Financial Officer for an initial term of one (1) year, subject to automatic renewal from year to year thereafter unless either party gives notice of termination at least ninety (90) days prior to the automatic renewal date, at a base salary of $18,000 per year.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

10.1	Employment Agreement dated as of October 7, 2006 between Largo Vista Group, Ltd. and Denise Deng.

99.1	Press release dated October 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Largo Vista Group, Ltd.

By:	/s/ Deng Shan
Deng Shan
Chief Executive Officer

Date: October 10, 2006

EXHIBIT INDEX

10.1	Consultant Agreement dated as of October 7, 2006 between Largo Vista Group, Ltd. and Denise Deng.

99.1	Press release dated October 11, 2006.